EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123388) of Bridge Capital Holdings of our report dated March 8, 2005 relating to the financial statements, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

San Francisco, California



March 9, 2006